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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported):   March 24, 2003
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                            ALL STAR GAS CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                    MISSOURI
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                 (State or Other Jurisdiction of Incorporation)


       033-53343                                        43-1494323
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(Commission File Number)                   (I.R.S. Employer Identification No.)


       P.O. Box 303, 119 West Commercial Street, Lebanon, Missouri 65536
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       (Address of principal executive offices)               (Zip Code)

                                  417-532-3103
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              (Registrant's telephone number, including area code)

                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Effective on March 24, 2003, a change of control of All Star Gas Corporation ("All Star") occurred.

         Paul S. Lindsey, Jr., Kristin L. Lindsey, the Paul S. Lindsey Revocable Trust and the Kristin L. Lindsey Revocable Trust (the "Voting Shareholders"), the owners of an aggregate of 1,546,548 shares (the "Voting Shares") of common stock, par value $0.001 per share (the "Common Stock") of All Star, equal to approximately 97% of the issued and outstanding shares of Common Stock, pursuant to that certain Voting Agreement, dated as of February 3, 2003, by and among All Star, Madeleine L.L.C., as agent (the "Agent") and each of the Voting Shareholders (the "Voting Agreement"), agreed, that, upon an event of default under that certain Financing Agreement, dated as of February 2, 2003 by and among Madeleine, as agent, Morgan Stanley Emerging Markets Inc., the guarantors party thereto and All Star (the "Financing Agreement"), the Voting Shareholders would vote their Voting Shares as directed by the Agent. In addition, pursuant to the Voting Agreement, each of the Voting Shareholders granted an irrevocable proxy to certain representatives of the Agent, effective upon an event of default under the Financing Agreement, to vote all of the Voting Shares as they deem proper.

         On March 10, 2003, the Agent notified All Star that an event of default had occurred under the Financing Agreement and requested that All Star duly call a meeting of its shareholders for the purpose of removing the incumbent directors and electing new directors to be designated by the Agent. On or about March 13, 2003, All Star called a special meeting of shareholders to occur on March 24, 2003. At that special meeting of stockholders on March 24, 2003, the holders representing the requisite shares of Common Stock of All Star (including shares voted pursuant to the proxy granted by the Voting Shareholders) voted to remove from office both incumbent members of the board of directors of All Star, Paul S. Lindsey, Jr. and Valeria Schall, and to elect two new directors, Kevin Genda and Ted Doster, to the board of directors of All Star.

         By virtue of the proxy rights to vote the Voting Shares granted by the Voting Shareholders to representatives of the Agent, and the Agent's ability to vote the Voting Shares, the Agent may be deemed to be a beneficial owner of the Voting Shares. Voting control of the Voting Shares was obtained by the Agent from the Voting Shareholders pursuant to the Voting Agreement.

ITEM 9.  REGULATION FD DISCLOSURE.

         On March 26, 2003, Paul S. Lindsey, Jr., the President and Chief Executive Officer of All Star, was placed on administrative leave. On March 31, 2003, All Star's Board of Directors appointed John Gordon to serve as interim Chief Executive Officer. Mr. Gordon is a director and partner with Corporate Revitalization Partners, LLC, a company specializing in turning around distressed companies. On April 1, 2003, Valeria Schall, an Executive Vice President of All Star, was terminated.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Dated April 8, 2003.


                                 ALL STAR GAS CORPORATION


                                 By    /s/ Mark Barbeau
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                                    Mark Barbeau
                                    Vice President